Exhibit 99.1


    SMARTVIDEO TECHNOLOGIES TO RESTATE FINANCIAL STATEMENTS FOR 2002 AND THE
                         FIRST THREE QUARTERS OF 2003;
                NO IMPACT ON 2002 OR 2003 RESULTS OF OPERATIONS


ATLANTA, Ga. - (BUSINESS WIRE) - March 30, 2004 - SmartVideo Technologies, Inc. (OTCBB: SMVD.OB) today announced that it will restate its annual financial statements for 2002 and quarterly financial statements for the periods ended March 31, June 30, and September 30, 2003 in order to correct the Company's accounting for stock-based compensation. The Company's historically reported results of operations will be unaffected by these results.

During the quarter ended March 31, 2004, the Company re-evaluated its 2003 and 2002 annual financial statements. As a result of such review, the Company determined that, in good faith, it applied improper accounting treatment with respect to deferred compensation attributable to the stock-based compensation generated from the Company's grant of shares of its common stock to a former advisor in November 2002. Consequently, the Company is amending and restating its December 31, 2002 annual financial statements and March 31, June 30, and September 30, 2003 quarterly financial statements. The restatement has no impact on the Company's 2003 and 2002 consolidated statement of operations, including its net losses and net losses per share.

In connection with the engagement of a new accounting firm and the review of the Company's financial statements, the Company has concluded that it was preferable to account for the value of the deferred compensation, which amounted to approximately $1.4 million at the time of grant, as a contra-equity account instead of a prepaid expense, as originally recorded. Accordingly, the Company has adjusted its balance sheet at December 31, 2002, to decrease prepaid expenses by approximately $1,315,000 with a corresponding increase in the deferred compensation shown as a contra-equity account. The adjustment has no impact on the balance sheet as of December 31, 2003.

The Company will file within 30 days amendments to the following filings:

        o        Form 10-KSB for the fiscal year ended December 31, 2002

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        o        Form 10-QSB for the quarterly periods ended March 30, June 30, and September 30, 2003.

     About SmartVideo

Based in Norcross, GA, SmartVideo Technologies, Inc. is a leading provider of turnkey digital media solutions that allows for the management of live or on-demand high quality video presentations delivered via the Internet, cellular or wireless devices. SmartVideo's proprietary technology enables video content to be viewed on both broadband and dial-up Internet connections. SmartVideo's Internet solutions can be streamed over the Internet at speeds as low as 23Kbps and at minimum rates of 15 frames per second, allowing its clients to reach more than 95% of all Internet users. The Company's stock is traded on the OTC Bulletin Board under the symbol SMVD.OB. Additional information on SmartVideo including sample demos can be found on the Company's Web site at www.smartvideo.com or www.smartvideo.ca.

Forward Looking Statements

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "intend," "expect," or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, additional financing needed by the Company, unexpected costs, delays and other difficulties related to the timing and success of product development and marketing plans, adverse changes in the market for the delivery of full-motion, streaming video content, the failure of SmartVideo's hosting infrastructure, the complexity of SmartVideo's services and delivery network, pricing and other activities by competitors, difficulties involved in retaining and motivating key personnel and other risks detailed in SmartVideo's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, SmartVideo undertakes no obligation to update these statements for revisions or changes after the date of this release.

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